                                                               In effect 9/25/90

                                     BYLAWS

                                       OF

                            KOPPEL STEEL CORPORATION

                         A CORPORATION OF PENNSYLVANIA

adopted by its shareholders entitled to vote for the government of the corporation:

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

     Section A.     Annual Meetings. The regular Annual Meeting
of the Shareholders shall be held not later than the last Thursday in the month of May of each year at 10:00 a.m. at a place to be determined by the Board of Directors. The purpose of such meetings shall be the election of directors and the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the date as designated herein for the Annual Meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of the Shareholders as soon as practicable.

Amended January 2, 1991

     Section B.     Special Meetings. The Secretary shall call
special meetings pursuant to a resolution of the Board of Directors, or upon the written request of the President, or by shareholders representing 20% of the shares issued and entitled to vote. Calls for special meetings shall specify the time, place and purpose therefor. No business other than that specified in the call shall be considered.

     Section C.     Notice of Meetings. A written notice stating
the date, time, place and purposes of the meeting of shareholders shall be given at least ten days before the date of the meeting in the event that one of the purposes of the meeting is to consider a fundamental change under Chapter 19 of the Business Corporation Law of 1988, and at least five days prior to the meeting in any other event, to each shareholder of record entitled to notice of the meeting. All notices with respect to any shares held in more than one name may be given to the one who is named first on the certificate of stock. Notice so given shall be considered as notice to all the holders of such shares.

     Section D.     Quorum. A majority of the shares issued and
outstanding, represented by the holders of record thereof, in person or by proxy, shall constitute a quorum at any meeting of shareholders, but less than such number may adjourn the meeting from time to time. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. At such adjourned meeting any business may be transacted which might have been transacted if the meeting had been held as originally called.

     Section E.     Proxies. Any shareholder entitled to vote at
a meeting of shareholders may be represented and vote thereat by proxy in writing, subscribed by such shareholder or by his duly authorized attorney and submitted to the secretary at or before such meeting.

     Section F.     Written Consents. Any action required or
permitted to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.


                                   ARTICLE II
                                     SHARES

     Section A.     Certificates. Certificates evidencing the
ownership of shares of the corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate shall be numbered consecutively, shall be signed by the chairman or president and by the secretary or an assistant secretary. The certificate shall contain such recitals as may be required by law. The certificates shall be of such tenor and design as the Board of Directors may determine.

     Section B.     Transfers. Shares may be transferred by the
registered holders thereof or by their legally empowered attorneys by their legal representatives, by surrender of the certificate and a written assignment of the shares. The Board of Directors may appoint such transfer agents or registrars of shares as it may deem advisable and may define their powers and duties. All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by the following officers: the chairman or the president and the secretary, or an assistant secretary.

     Section C.     Lost Certificates. The Board of Directors may
order new certificates to be issued in place of any certificates claimed to have been lost or destroyed. In every case the owner or owners of the lost certificates shall first furnish a bond to the corporation with surety or sureties satisfactory to the corporation, in such sum as the Board of Directors may in its discretion deem sufficient, as indemnity against any loss or liability that the corporation may incur by reason of the issuance of the new certificates. The Board of Directors may in its discretion, refuse to issue such new certificates, save upon the order of a court of competent jurisdiction.

     Section D. Closing of Transfer Books. The share transfer books of the corporation may be closed by order of the Board of Directors for a period not exceeding ten (10) days prior to any meeting of shareholders and for a period not exceeding ten (10) days prior to the payment of any dividend. The times during which the books may be closed shall be fixed by the Board of Directors.

                                  ARTICLE III
                                   DIRECTORS

     The number of members of the Board of Directors shall be one. The election of the directors shall be held at the regular annual meeting of the shareholders or at a special meeting called for that purpose. Unless removed, as permitted by law or by these Bylaws, directors shall hold office until the expiration of the term for which they were elected and shall continue in office until their respective successors shall have been duly elected and qualified.


                                   ARTICLE IV
                             REMOVALS AND VACANCIES

     Section A.     Removal. Removal of directors may be made by
shareholders or the Board of Directors pursuant to the provisions of Section 1726 of the Business Corporations Law of 1988.

     Section B.     Vacancy. In case of any vacancy in the Board
of Directors through death, resignation, removal, disqualification or other cause deemed sufficient by the Board, the remaining directors, though less than a majority of the Board, by affirmative vote of a majority of those present at any duly convened meeting may, except as hereinafter provided, elect a successor to hold office for the unexpired portion of the term of that director, until the election and qualification of a successor. If there are no directors remaining on the Board, a special meeting of shareholders shall be called for the purpose of the election of directors.


                                   ARTICLE V
                       MEETINGS OF THE BOARD OF DIRECTORS

     Section A.     Regular Meetings. Regular meetings of the
Board of Directors shall be held periodically on such dates as the Board may designate.

     Section B.     Special Meetings. Special meetings of the
Board of Directors shall be called by the secretary and held at the request of the president or any two of the directors.

     Section C.     Notice of Meetings. Written notice of the
time and place of each meeting of the directors shall be given by the secretary to each director at least two days before the meeting, which notice need not specify the purposes of the meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section D.     Quorum. A majority of the directors in office
at the time shall constitute a quorum at all meetings.

     Section E.     Place of Meeting. The Board of Directors may
hold its meeting at such place or places within or without the Commonwealth of Pennsylvania as the Board may, from time to time determine.

     Section F.     Written Consent. Any action required or
permitted to be taken at a meeting of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.


                                   ARTICLE VI
                            MANNER OF GIVING NOTICE

     Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with a telegraph office or courier service for delivery to that person, or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day, and hour of the meeting and any other information required by any other provisions of these Bylaws.

                                  ARTICLE VII
                           COMPENSATION OF DIRECTORS

     Directors, as such, shall not receive any stated salary for their services. By resolution of the Board a fixed sum for expenses, if any, may be allowed for attendance at each meeting, regular or special. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of executive or special committees may be allowed such compensation for attending committee meetings as the Board of Directors may determine.

                                  ARTICLE VIII
                                    OFFICERS

     Section A.     Offices. The officers of this corporation
shall be a president, a secretary and a treasurer, who may or not be directors. They shall be elected by the Board of Directors at the annual meeting of the Board of Directors. In addition, the Board of Directors may create the positions of chairman of the board, comptroller, vice-president(s), general manager, assistant treasurer, assistant secretary or other officers as required in its judgment. Persons appointed or elected to fill these positions may, in the discretion of the Board of Directors, be designated as officers of the corporation. If so designated, those officers as well as the president, secretary and treasurer, shall hold office for one year or until their successors are elected or chosen and qualified.

     Section B.     Removal. Any officer or employee elected or
appointed by the Board of Directors, other than that of Director, may be removed at any time, with or without cause upon vote of the majority of the Board of Directors. The Board of Directors may, in case of the absence of any officer for any officer for any other reason it may deem sufficient, delegate the powers or duties of such officer to any other officer or to any director, provided a majority of the Board of Directors concurs. Offices that become vacant may be filled by the Board of Directors.


                                   ARTICLE IX
                               DUTIES OF OFFICERS

     Section A.     President. The president shall preside at all
meetings of shareholders and directors. The president shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the affairs of the corporation.

     Section B.     Secretary. The secretary shall record the
minutes of all proceedings of the Board of Directors and of the shareholders and shall maintain proper records thereof which shall be attested by him. He shall keep such books as may be required by the Board of Directors and shall take charge of the seal of the corporation, if any.

     Section C.     Treasurer. The treasurer shall have the
custody of the funds and securities of the corporation which may come into his hands and shall do with the same as may be ordered by the Board of Directors. When necessary or proper he may endorse for collection on behalf of the corporation, checks, notes and other obligations. He shall deposit the funds of the corporation to its credit in such banks and depositaries as The Board of Directors may from time to time designate. He shall submit to the annual meeting of the shareholders a statement of the financial condition of the corporation. He shall keep and maintain in the books of the corporation full and accurate accounts of all moneys received and disbursed for and on account of the corporation, and shall, whenever required, by the Board of Directors make and render a statement of his accounts and such other statements as may be required.

     Section D.     General Duties of All Officers. All officers
shall perform generally all duties incident to the particular office and also such other duties as may be assigned to such officer by the Board of Directors.


                                   ARTICLE X
                                  FISCAL YEAR

     The fiscal year of the corporation shall end on the last
Saturday of September in each year.


                                   ARTICLE XI
                           FORCE AND EFFECT OF BYLAWS

     These Bylaws are subject to the provisions of the Pennsylvania Business Corporation Law of 1988 and the corporation's Articles of Incorporation as they may be amended. If any provision in these Bylaws are inconsistent with any provision of the law or of the Articles of Incorporation, the provisions of the law or of the Articles of Incorporation shall govern.


                                  ARTICLE XII
                                INDEMNIFICATION

     Section A.     (1) Indemnification of Directors and
Officers. The corporation shall, to the fully extent permitted by, and in accordance with the provisions of, the Pennsylvania Business Corporation Law of 1988, indemnify each director or officer of the corporation against expenses (including attorneys fees), judgments, taxes, fines and amounts paid in settlement incurred by him in connection with, and shall advance expenses (including attorneys fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Indemnification pursuant to this section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. After a determination that the facts then known to those making such determination would not preclude indemnification, and upon receipt of a written affirmation by the person seeking indemnification that he will repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation hereunder, advancement of expenses shall be made upon receipt of such written affirmation, with such security, if any, as the Board of Directors or shareholders may reasonably require by or on behalf of such person, to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein.

     (2) The indemnification provided for by this Article shall not be deemed exclusive of any other rights to which directors or officers of the corporation may be entitled under any statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer of the corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (3) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article or the Pennsylvania Business Corporation Law of 1988.

     Section B.     Indemnification of Employee Benefit Plan
Fiduciaries. (1) The corporation shall indemnify each director, officer or employee of the corporation who is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigate, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the corporation as a "fiduciary" (as defined by Section 3(21)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA") with regard to any employee benefit plan adopted by the corporation, against expenses (including attorney's fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA, except, that with respect to any action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorney's fees).

     (2) Thee corporation shall advance all expenses (including attorney's fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned or (b) the shareholders determine that under the circumstances the person, by his conduct, is not entitled to the indemnification because of his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of a written affirmation, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of the director, officer or employee to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized herein.

     (3) To the extent that any director, officer or employee has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and if he was advanced expenses by the corporation, his affirmation shall be cancelled by the corporation. If any action, suit or proceeding shall terminate by judgment or order adverse to the director, officer or employee, or settlement, conviction or upon a plea of nolo contendere or its equivalent, the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to such action, suit or proceeding, or the shareholders, shall (unless ordered by a court to make indemnification) make a determination whether indemnification of the director, officer or employee is not proper in the circumstances because he has been guilty of gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. If the Board of Directors or shareholders shall determine that the person is entitled to indemnification, then he shall be indemnified against expenses (including attorneys' fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding and, if he was advanced expenses by the corporation, his undertaking shall be cancelled. The termination of any action or proceeding by adverse judgment or order, conviction, settlement or plea of nolo contendere or the equivalent, shall not, of itself, create a presumption that the director, officer or employee was guilty of gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA.


                                  ARTICLE XIII
                                   AMENDMENTS

     These Bylaws may be amended or new Bylaws may be adopted by the Board of Directors, subject to the powers of the shareholders to change such action, and subject to the restrictions of Section 1504(b) of the Business Corporation Law. All shareholder action with regard to the amendment or adoption of a Bylaw shall be at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal. The foregoing may also be accomplished by the shareholders without a meeting by the written consent of all of the holders of shares.